UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2007
Planet Technologies, Inc.
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

0-26804	33-0502606
(Commission File No.)	(IRS Employer Identification No.)

96 Danbury Road Ridgefield, Connecticut 06877 (Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (800) 255-3749
☐	Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition
     Pursuant to that Stock Purchase Agreement (“SPA”), previously attached as Exhibit 10.30 on that Form 8K filed with the Securities and Exchange Commission on September 5, 2007, and that First Amendment to SPA attached hereto as Exhibit 10.31, effective November 8, 2007, Planet Technologies, Inc. (the “Company”), acquired all of the outstanding common stock shares of Antigen Laboratories, Inc., a Missouri corporation (“Antigen”) from its two shareholders: the Sylvia W. Willoughby Trust (the “Trust”) which held a 50.67% interest and Mr. William Thomas Willoughby (“Mr. Willoughby”) who held a 49.33% interest.
     The total consideration paid to acquire the shares is $9,800,000 paid as follows: A Closing Cash Payment of $4,458,960 paid to the Trust and a Closing Cash Payment of $4,341,040 paid to Mr. Willoughby. The remaining $1,000,000 will be paid pro rata to the Trust and Mr. Willoughby on the 12-month anniversary of the closing subject to adjustment and delay as provided in the SPA.
     In addition to the $9,800,000, the Company paid to Sylvia Willoughby $200,000 for all outstanding debt owed to her by Antigen.
     Mr. Willoughby has been retained as President of Antigen with an initial annual salary of $150,000 and was appointed to serve as Vice Chairman on the Company’s Board of Directors. Mr. Willoughby utilized a portion of the Closing Cash Payment to acquire 233,333 shares of Series B Preferred Stock in the Company at $6.00 per share, for an aggregate cash purchase price payable to the Company of $1,399,999.98.
     Financing for the acquisition came from the issuance of Series B Preferred Stock in the Company to Aisling Capital II, L.P. (“Aisling”), as described in greater detail in Item 3.02 herein.
     Unless its obligation to file reports under the 1934 Act is sooner terminated, the Company intends to file all required financial statements by amendment to Form 8-K not later than 71 calendar days after the filing date of this Form 8-K.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to that Planet Technologies, Inc., Series B Preferred Stock Purchase Agreement, attached hereto as Exhibit 10.32, the company issued Series B Preferred Stock shares as listed below:

	Number of
Shareholder	Shares	Consideration

Aisling Capital II, L.P. (“Aisling”)	3,000,000	$18,000,000.00
Windamere III, LLC[1]	53,333	$500,000.00
William Thomas Willoughby	233,333	$1,399,999.98
     The conversion price for each share of Series B Preferred Stock is initially set at $2.25 per share, subject to adjustment, for an initial conversion rate of 2-2/3 common stock shares of the Company for each share of Series B Preferred Stock. The Series B Preferred Stock is not convertible until June 1, 2008, or earlier under certain circumstances as provided for in the Certificate of Determination (attached hereto as Exhibit B to Exhibit 10.32).
     The Company intends to terminate its registration under Section 12(g) of the Securities Exchange Act of 1934 following the filing of a Form 15 and take the Company private. Within five (5) days following the effective date of the deregistration, the Company intends to reincorporate as a Delaware corporation.
     The Company appointed Andrew Schiff and Brett Zbar, affiliates of Aisling, to the Company’s Board of Directors, and further granted holders of the Series B Preferred Stock the right to expand the Board of Directors from five (5) to seven (7) directors and to appoint the two (2) new directors.
     As a further condition precedent for Aisling to acquire the Series B Preferred Stock, William and Lisa Barkett, Fog City Fund, LLC, Glenn Holdings, L.P., Ellen Preston, and Windamere III, LLC, holders of approximately 60% or the common stock of the Company, entered into the following agreements (Jonathon Dawson, also a common shareholder only entered into the Lock Up Letter):
1.	Side Letter attached hereto as Exhibit 10.33

2.	Lock Up Letter attached hereto as Exhibit 10.34

3.	Voting Agreement attached hereto as Exhibit H to Exhibit 10.32

4.	Investors’ Rights Agreement attached hereto as Exhibit E to Exhibit 10.32

[1]	Cancellation of indebtedness of the Company to Windamere III, LLC, under that certain Unsecured Promissory Note, dated June 1, 2006, in a principal amount of $250,000, and that certain Unsecured Promissory Note, dated August 7, 2006, in a principal amount of $250,000.

5.	Right of First Refusal and Co-Sale Agreement (“ROFR”) attached hereto as Exhibit G to Exhibit 10.32
     The Voting Agreement provides certain bring-along rights, sale restrictions, and voting restrictions in favor or Aisling, which are generally not effective for so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, and for a period thereafter.
     The Investors’ Rights Agreement provides further rights to the Series B Preferred Stock holders including (a) the right, under certain circumstances, to require the Company file certain registration statements, and (b) right of first offer to future stock issuances, subject to termination prior to a qualified IPO.
     The ROFR provides the Series B Preferred Stock holders, subject to certain exempt transfers, a public offering or a liquidation event, the right of first refusal to acquire any selling shareholder’s shares in the Company and the right of co-sale and participate on a pro-rata basis in the proposed transfer. The ROFR also provides an agreement to lock-up for the common shareholders during certain time periods relating to the Company’s proposed initial public offering. The transfer and holding restrictions in the ROFR are generally not effective for so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, and for a period thereafter.
Item 3.03 Material Modification to Rights of Security Holders
     Effective November 8, 2007, the Company issued Series B Preferred Stock as described in greater detail in Item 3.02. The Series B Preferred Stock holders have the right to name two (2) of the five (5) current Board of Directors and further have the right to expand the Board of Directors from five (5) to seven (7) Board members with the right to name the two (2) additional Board members.
     In addition, the Certificate of Determination of Preferences of the Series B Preferred Stock, a copy of which is attached hereto as Exhibit B to Exhibit 10.32, grants certain priority rights to the Preferred Stockholders, including rights to dividends and a preference upon liquidation or winding up and certain other events.
     The issuance of the Series B Preferred Stock shares will dilute the voting rights of the Common Stock shareholders. Each Series B Preferred Stock holder shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock would be convertible into as of the record date for determining stockholders entitled to vote on such matter. However, for so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and for a period thereafter, the number of shares of Common Stock that may be acquired by any holder upon any conversion of Series B Preferred Stock (or otherwise in respect of the Series B Preferred Stock) shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Common

Stock then beneficially owned by all stockholders and their respective Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the stockholder’s for purposes of Section 13(d) of the Exchange Act (including, without limitation, any other members of any “group” (within the meaning of Rule 13d-5(b) promulgated under the Exchange Act), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion); provided, however, that this limitation shall terminate and be of no further force and effect upon the first to occur of (i) June 1, 2008, or (ii) the consummation of a Qualified IPO, or (iii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or any Deemed Liquidation Event as defined in the Certificate.
Item 5.01 Changes In Control of Registrant
     Effective November 8, 2007, Aisling Capital II, L.P. (“Aisling”), a Delaware limited partnership, acquired 3,000,000 shares of Series B Preferred Stock convertible at the initial rate of $2.25 per share , subject to adjustment, for a current conversion right into 2-2/3 shares of common stock per share of Series B Preferred Stock, for a total voting power equal to 8,000,000 common stock shares (subject generally to the nonconversion period which is so long as the shares of Common Stock remain registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended and for a period thereafter).
     There are currently outstanding 3,316,666 Series B Preferred Stock shares, of which Aisling holds 3,000,000 or 90%.
     The holders of a majority of the Series B Preferred Stock have the right to appoint two (2) of the four (4) directors and further has the right to expand the Board to Seven (7) from five (5) directors and has the right to appoint the two (2) additional directors.
     Currently, there are outstanding common stock shares in the amount of 3,986,368 and outstanding Series B Preferred Stock in the amount of 3,316,667.
     Upon the effective date of the conversion rights, each Series B Preferred Stock holder shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock would be convertible into as of the record date for determining stockholders entitled to vote on such matter. Pursuant to the current conversion rights, Aisling would control the stock voting power equal to 8,000,000 common stock shares, out of a then total stock voting power of 12,808,699, or 62% of the then voting power.
     Aisling paid $6.00 per share for Series B Preferred Stock for a total cash payment of $18,000,000.
     Currently, Scott L. Glenn retains effective control of the Common Stock of the Company. Mr. Glenn remains a Director on the Company’s Board of Directors. Upon the date the Series B Preferred Stock becomes convertible, Aisling will have voting control.

Item 5.02 Departure of Directors; Election of Directors
     Effective November 8, 2007, the following directors resigned from the Company’s Board of Directors: (1) Eric Freedus, (2) H. Mac Busby, (3) Michael Trinkle, (4) Michael Walsh, and (5) Ellen Preston (“Resigning Directors”).
     Effective November 8, 2007, the number of Directors was amended to five (5) from seven (7) directors. The following persons were appointed Directors to serve with Scott Glenn and Ed Steube:
     William Thomas Willoughby was appointed Vice Chairman of the Board of Directors. Mr. Willoughby was appointed to the Board of Directors under the terms of the Antigen Laboratories, Inc., acquisition, which acquisition is described in greater detail in Item 2.01 above.
     Andrew N. Schiff and Brett I.W. Zbar were each appointed directors of the Board of Directors pursuant to the acquisition of the Series B Preferred Stock by Aisling as described in greater detail in Item 3.02 above.
     Andrew N. Schiff and Brett I.W. Zbar were also appointed to the following Board committees: (1) Audit Committee, (2) Nominating and Governance Committee, and (3) Compensation Committee.
     Scott Glenn was appointed to the Audit Committee and will serve as the Audit Committee Financial Expert under Section 407 of the Sarbanes-Oxley Act.
Item 5.03. Amendment to Articles of Incorporation; Bylaws.
The Company filed its Certificate of Determination of Preferences of the Series B Preferred Stock (“Certificate”) with the California Secretary of State on November 2, 2007, which Certificate authorized the designation of 3,316,667 presently authorized but unissued preferred stock, no par value per share, as Series B Preferred Stock. The Certificate provided certain preferential rights to the Series B Preferred Stock holders all as described in further detail under Item 3.03 herein.
Item 9.01. Financial Statements and Exhibits.
10.31	First Amendment to Stock Purchase Agreement dated November 8, 2007.

10.32	Planet Technologies, Inc., Series B Preferred Stock Purchase Agreement dated November 8, 2007.

10.33	Form of Side Letter.

10.34	Form of Lock Up Letter.

99.1	Press Release dated November 9, 2007.
Forward-Looking Statement
     This Form 8-K contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this Form 8-K should be evaluated together with the many uncertainties that affect the Company’s business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.

Dated: November 13, 2007	By:	/s/ Edward Steube

Edward Steube
Chief Executive Officer and President